Exhibit 99.1

Contact

Amy Seltzer Hedison

Investor Relations

(617) 250-6012

ahedison@epixpharma.com

FOR IMMEDIATE RELEASE

November 1, 2005

EPIX REPORTS THIRD QUARTER 2005 RESULTS

- Conference call scheduled today to include business development and regulatory update -

CAMBRIDGE, MA, November 1, 2005 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), today announced results for the third quarter 2005.

Financial highlights for the quarter ended September 30, 2005 included:

•                  Net loss of $5.7 million, or $0.24 per share, in the third quarter of 2005 compared to a net loss of $6.4 million, or $0.28 per share, for the third quarter of 2004.

•                  Revenues of $2.3 million in the third quarter of 2005 as compared to $3.2 million in the third quarter of 2004.

•                  Total operating expenses for the quarter ended September 30, 2005 of $8.1 million compared to $9.4 million for the third quarter of 2004.

•                  Cash, cash equivalents and marketable securities totaled $145.9 million as of September 30, 2005. Shares outstanding as of September 30, 2005 were 23.3 million.

Financial highlights for the nine months ended September 30, 2005 included:

•                  Net loss of $19.0 million, or $0.82 per share in 2005, compared to a net loss of $15.2 million, or $0.67 per share for the nine months ended September 30, 2004.

•                  Revenues of $5.4 million in 2005 as compared to $10.1 million for the same nine month period in 2004.

•                  Total operating expenses of $24.6 million in 2005 compared to $25.3 million for the same nine month period in 2004.

Recent operating highlights include:

•                    European approval of Vasovist™ in early October 2005.  Schering AG, the Company’s marketing and development partner for Vasovist, expects to launch Vasovist in Europe in the first quarter of 2006.

•                    The appointment of Michael Astrue as Interim CEO in September 2005.

•                    The engagement of Michael Gilman, Ph.D., and Al Holman to assist the Company as it explores opportunities to diversify through the acquisition of later-stage therapeutics or a smaller company with an appropriate pipeline.  Previously, Dr. Gilman was Executive Vice President, Research at

                        Biogen IDEC.  Mr. Holman is the founder and President of Chestnut Securities, Inc., a Boston-based private investment bank and member of the NASD and SIPC specializing in financial advisory services for high technology, healthcare and consumer products companies.

•                    Initial meetings between the EPIX Board of Directors and merger candidates.  More meetings are scheduled for later this month.

“Since joining the Company on an interim basis in September, I have focused on two primary goals,” commented Michael Astrue, EPIX Pharmaceuticals’ Interim CEO.  “The first goal is to secure U.S. approval for Vasovist, EPIX’ novel blood-pool contrast agent for MRI, as quickly as possible.  The second goal is the diversification of our product pipeline, most probably through the acquisition of a private company developing therapeutics.  To that end, we have hired two outstanding experts to advise us on the scientific and business opportunity fronts.  I am pleased with the progress we have made to date in evaluating potential candidates, and continue to believe that this type of transformative transaction will provide EPIX with a strong platform for future growth.”

EPIX will host a conference call discussing the third quarter results at 10:30 am ET today, Tuesday, November 1, 2005. Michael Astrue, Interim Chief Executive Officer, Andrew Uprichard, President and Chief Operating Officer, and Robert Pelletier, Principal Accounting Officer, will host the call.  A live webcast of the conference call can be accessed at EPIX Pharmaceuticals’ website, www.epixpharma.com.  The webcast and the conference call are open to all interested parties.  An archived version of the webcast will be available at www.epixpharma.com, through the Investor Relations link, for one month.  A replay of the conference call will be available for one week, beginning two hours after the completion of the live call.

Information for the call is as follows:

Domestic callers:	800-599-9795

International callers:	617-786-2905

Passcode:	28672453

Replay information is as follows:

Domestic callers:	888-286-8010

International callers:	617-801-6888

Passcode:	31802224

About EPIX Pharmaceuticals

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.

These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EPIX Pharmaceuticals’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: the inability to establish and maintain strong business relationships with leading pharmaceutical companies and medical device and/or equipment manufacturers; the failure to comply with federal and state statutes and regulations relating to EPIX Pharmaceuticals’ products, including FDA requirements; that the completion of clinical studies may not prove the superiority of EPIX Pharmaceuticals’ products; the inability to recruit a sufficient number of patients for clinical trials; the inability to adequately address issues raised by FDA in its review of EPIX Pharmaceuticals’ submissions; the decision of the FDA regarding the scheduling of an Advisory Committee meeting to review EPIX Pharmaceuticals’ NDA submission; the inability of EPIX Pharmaceuticals’ partner(s) to achieve regulatory approval in the countries in which it (they) plan to sell EPIX Pharmaceutical products; the inability of EPIX Pharmaceuticals’ partner(s) to achieve meaningful sales in the countries in which EPIX Pharmaceuticals’ products are sold; the inability of EPIX Pharmaceuticals to consummate a transaction with (an) appropriate strategic acquisition candidate(s);  the inability of EPIX Pharmaceuticals to identify and interest potential partners in its technologies and products; and the inability to protect EPIX Pharmaceuticals’ intellectual property and the cost of enforcing or defending EPIX Pharmaceuticals in litigation relating to intellectual property rights.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EPIX Pharmaceuticals undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional information regarding these and other risks faced by EPIX Pharmaceuticals, see the disclosure contained in EPIX Pharmaceuticals’ periodic reports filed with the Securities and Exchange Commission, including but not limited to EPIX Pharmaceuticals’ Form 10-K for the year ended December 31, 2004 and subsequent Forms 10-Q.

EPIX Pharmaceuticals, Inc.
Condensed Statements of Operations
(Unaudited)

($ in thousands, except for loss per share)

	Three Months Ended September 30,
	2005	2004

Revenues:
Product development revenue	$1,298	$2,274
Royalty revenue	798	701
License fee revenue	166	263
Total revenues	2,262	3,238
Operating Expenses:
Research and development	5,498	6,508
General and administrative	2,618	2,879
Total operating expenses	8,116	9,387
Operating loss	(5,854)	(6,149)
Other income, net	194	(247)
Loss before provision for income taxes	(5,660)	(6,396)
Provision for income taxes	—	17

Net loss	$(5,660)	$(6,413)
Net loss per share	$(0.24)	$(0.28)
Weighted average shares	23,273	22,988

	Nine Months Ended September 30,
	2005	2004

Revenues
Product development revenue	$3,088	$6,888
Royalty revenue	1,821	2,398
License fee revenue	498	822
Total revenues	5,407	10,108
Operating Expenses:
Research and development	16,669	17,095
General and administrative	7,932	8,171
Total operating expenses	24,601	25,266
Operating loss	(19,194)	(15,158)
Other income, net	183	(35)
Loss before provision for income taxes	(19,011)	(15,193)
Provision for income taxes	—	46

Net loss	$(19,011)	$(15,239)
Net loss per share	$(0.82)	$(0.67)
Weighted average shares	23,252	22,810

Condensed Balance Sheet

(Unaudited)

($ in thousands)

	September 30,	December 31,
	2005	2004
Assets:
Cash, cash equivalents and available-for-sales marketable securities	$145,935	$164,440
Other current assets	946	908
Property and equipment, net	2,842	2,491
Other assets	3,096	3,448
Total assets	$152,819	$171,287

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$6,712	$5,157
Other current liabilities	22,230	23,538
Convertible debt	100,000	100,000
Other long-term liabilities	796	1,210
Stockholders’ equity	23,081	41,382
Total liabilities and stockholders’ equity	$152,819	$171,287